Axogen, Inc Reports Second Quarter 2024 Financial Results
ALACHUA and TAMPA, FL – August 8, 2024 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today reported financial results and business highlights for the second quarter ended June 30, 2024.
Second Quarter Financial Results
•Second quarter revenue was $47.9 million, a 25.6% increase compared to the second quarter of 2023.
•In the second quarter of 2024, our gross margin decreased to 73.8%, down from 77.7% in the second quarter of 2023.
•Net loss for the quarter was $1.9 million, or $0.04 per share, compared to net loss of $6.7 million, or $0.16 per share in the second quarter of 2023.
•Adjusted net income for the quarter was $2.0 million, or $0.05 per share, compared to adjusted net loss of $1.3 million, or $0.03 per share in the second quarter of 2023.
•Adjusted EBITDA was $5.6 million for the quarter, compared to an adjusted EBITDA loss of $0.2 million in the second quarter of 2023.
•The balance of all cash, cash equivalents, and investments on June 30, 2024, was $27.1 million, as compared to a balance of $23.6 million on March 31, 2024

“We are pleased with our strong revenue growth, bottom line performance and overall results this quarter as we continue to execute on our commercial strategy to drive focus in high potential accounts and increase sales rep productivity,” commented Karen Zaderej, Chairman, CEO, and President of Axogen, Inc. “This aligns with our goal of leveraging top-line growth to improve profitability and cash flow. Additionally, we’ve successfully initiated the rolling submission process of our Biologics License Application for Avance Nerve Graft® with FDA and continue to expect to complete the submission in the third quarter.”

Summary of Operational and Business Highlights
•Core Accounts totaled 412, an increase of 18.7% over the prior-year level of 347, and an increase of 3.0% sequentially. Revenue from Core Accounts represents approximately 65% of revenue in the second quarter.
•We ended the second quarter with 117 direct sales representatives compared to 115 sequentially and a year ago.
•In May we submitted to the FDA the complete non-clinical data package for the BLA of Avance Nerve Graft®. We anticipate the rolling submission of the BLA to be completed in the third quarter of 2024. We believe the submission timeline will allow for a potential approval in mid-2025.
•In June we successfully launched Avive+ Soft Tissue Matrix™ and we are seeing positive trends in surgeon adoption and new use cases in targeted applications. We continue to be pleased with the adoption of Axoguard HA+ Nerve Protector™ across multiple applications.
2024 Financial Guidance
We are increasing our annual revenue guidance to the range of $182 million to $186 million. We are also adjusting our gross margin guidance for the full year to be in the range of 74% to 76%. Additionally, we reiterate that we expect to be net cash flow positive cumulatively for the period from April 1st through year end.
Conference Call
The Company will host a conference call and webcast for the investment community today at 8:00 a.m. ET. Investors interested in participating in the conference call by phone may do so by dialing toll free at (877) 407-0993 or use the direct dial-in number at (201) 689-8795. Those interested in listening to the conference call live via the Internet may do so by visiting the Investors page of the Company's website at www.axogeninc.com and clicking on the webcast link.
Following the conference call, a replay will be available in the Investors section of the Company's website at www.axogeninc.com under Investors.
About Axogen
Axogen (AXGN) is the leading Company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven, and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products used across various applications and surgical specialties, including traumatic injuries, oral and maxillofacial surgery, breast reconstruction, and the surgical treatment of pain. These applications encompass both scheduled and emergent procedures. Specifically, scheduled procedures are often pursued by patients seeking relief from conditions caused by a nerve defect or previous surgical interventions. Such procedures include providing sensation for women undergoing breast reconstruction following a mastectomy, nerve reconstruction after the surgical removal of painful neuromas, and oral and maxillofacial procedures, as well as nerve decompression. Conversely, emergent procedures typically arise from injuries that initially present in an emergency room, with specialists intervening either immediately or within a few days following the initial injury. This broad range of applications underscores Axogen’s vital role in addressing diverse patient needs in peripheral nerve repair.
Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to enhance nerve gliding and provide short- and long-term protection for peripheral nerve injuries; Avive+ Soft Tissue Matrix TM, a multi-layer amniotic membrane allograft used to protect and separate tissues in the surgical bed during the critical phase of tissue repair; and Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma. The Axogen portfolio of products is available in the United States, Canada, the United Kingdom, South Korea, and several other European and international countries.
For more information, visit www.axogeninc.com.
Cautionary Statements Concerning Forward-Looking Statements
This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include without limitation the Company’s expectations and estimates regarding the use of the product across various applications and surgical specialties that encompass scheduled and emergent procedures, Ms. Zaderej’s statements on the Company’s future focus and the anticipated timing of the completion of the rolling BLA submission, the Company's expectations regarding the potential for approval of the BLA in mid-2025, as well as statements under the subheading “2024 Financial Guidance.” Actual results or events could differ materially from those described in any forward-looking statements as a result of various factors, including, without limitation, global supply chain issues, hospital staffing issues, product development, product potential, clinical outcomes, regulatory process and approvals, financial performance, sales growth, surgeon and product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events, global business disruption caused by Russia’s invasion of Ukraine and related sanctions, recent geopolitical conflicts in the Middle East, potential disruptions due to management transitions, as well as those risk factors described under Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K

for the most recently ended fiscal year. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements.
About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense and litigation and related expenses. We also use the non-GAAP financial measures of Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Common Share - basic and diluted which excludes non-cash stock compensation expense and litigation and related expenses from Net Loss and Net Loss Per Common Share - basic and diluted, respectively. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP should be carefully evaluated.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business, the Company’s cash available for operations, and the Company’s ability to meet future capital expenditure and working capital requirements.

Contact: Axogen, Inc. Harold D. Tamayo, Vice President of Finance and Investor Relations htamayo@axogeninc.com

AXOGEN, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$19,189	$31,024
Restricted cash	6,000	6,002
Investments	1,944	—
Accounts receivable, net of allowance for doubtful accounts of $831 and $337, respectively	25,152	25,147
Inventory, net	28,015	23,020
Prepaid expenses and other	1,962	2,811
Total current assets	82,262	88,004
Property and equipment, net	86,752	88,730
Operating lease right-of-use assets	14,952	15,562
Intangible assets, net	4,966	4,531
Total assets	$188,932	$196,827

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$21,664	$28,883
Current maturities of long-term lease obligations	1,751	1,547
Total current liabilities	23,415	30,430

Long-term debt, net of debt discount and financing fees	47,047	46,603
Long-term lease obligations	20,231	21,142
Debt derivative liabilities	2,458	2,987
Other long-term liabilities	94	—
Total liabilities	93,245	101,162

Commitments and contingencies - see Note 12

Shareholders’ equity:
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 43,824,738 and 43,124,496 shares issued and outstanding	438	431
Additional paid-in capital	385,101	376,530
Accumulated deficit	(289,852)	(281,296)
Total shareholders’ equity	95,687	95,665
Total liabilities and shareholders’ equity	$188,932	196,827

AXOGEN, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, Except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Revenues	$47,912	$38,155	$89,289	$74,819
Cost of goods sold	12,567	8,503	21,325	16,675
Gross profit	35,345	29,652	67,964	58,144
Costs and expenses:
Sales and marketing	19,698	18,860	39,513	38,307
Research and development	6,658	7,144	14,066	13,470
General and administrative	9,417	10,550	19,373	20,611
Total costs and expenses	35,773	36,554	72,952	72,388
Loss from operations	(428)	(6,902)	(4,988)	(14,244)
Other income (expense):
Investment income	227	235	520	784
Interest expense	(2,185)	(148)	(4,512)	(164)
Change in fair value of derivatives	464	432	529	247
Other expense	1	(277)	(105)	(357)
Total other (expense) income, net	(1,493)	242	(3,568)	510
Net loss	$(1,921)	$(6,660)	$(8,556)	$(13,734)

Weighted average common shares outstanding — basic and diluted	43,713,313	42,862,384	43,473,541	42,719,096
Loss per common share — basic and diluted	$(0.04)	$(0.16)	$(0.20)	$(0.32)

AXOGEN INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net loss	$(1,921)	$(6,660)	$(8,556)	$(13,734)
Depreciation and amortization expense	1,733	871	3,315	1,650
Investment income	(227)	(235)	(520)	(784)
Income tax expense	(53)	240	51	318
Interest expense	2,185	148	4,512	164
EBITDA - non GAAP	$1,717	$(5,636)	$(1,198)	$(12,386)

Non cash stock-based compensation expense	3,907	5,390	7,826	8,344
Adjusted EBITDA - non GAAP	$5,624	$(246)	$6,628	$(4,043)

Net loss	$(1,921)	$(6,660)	$(8,556)	$(13,734)
Non cash stock-based compensation expense	3,907	5,390	7,826	8,344
Adjusted net income (loss) - non GAAP	$1,986	$(1,270)	$(730)	$(5,390)

Weighted average common shares outstanding basic and diluted	43,713,313	42,862,384	43,473,541	42,719,096

Loss per common share — basic and diluted	$(0.04)	$(0.16)	$(0.20)	$(0.32)
Non cash stock-based compensation expense	$0.09	$0.13	$0.18	$0.20
Adjusted net income (loss) per common share - basis and diluted - non GAAP	$0.05	$(0.03)	$(0.02)	$(0.12)

AXOGEN, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(unaudited)
(In thousands, except per share)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount
Three Months Ended June 30, 2024
Balance at March 31, 2024	43,687,729	$437	$380,650	$(287,931)	$93,156
Net loss	—	—	—	(1,921)	(1,921)
Stock-based compensation	—	—	3,907	—	3,907
Issuance of restricted and performance stock units	44,153	—	—	—	—
Exercise of stock options and employee stock purchase plan	92,856	1	544	—	545
Balance at June 30, 2024	43,824,738	$438	$385,101	$(289,852)	$95,687

Six Months Ended June 30, 2024
Balance at December 31, 2023	43,124,496	$431	$376,530	$(281,296)	$95,665
Net loss	—	—	—	(8,556)	(8,556)
Stock-based compensation	—	—	7,826	—	7,826
Issuance of restricted and performance stock units	583,386	6	(6)	—	—
Exercise of stock options and employee stock purchase plan	116,856	1,169	751	—	752
Balance at June 30, 2024	43,824,738	$438	$385,101	$(289,852)	$95,687

Three Months Ended June 30, 2023
Balance at March 31, 2023	42,809,994	$428	$363,739	$(266,654)	$97,513
Net loss	—	—	—	(6,660)	(6,660)
Stock-based compensation	—	—	5,390	—	5,390
Issuance of restricted and performance stock units	57,659	1	(1)	—	—
Exercise of stock options and employee stock purchase plan	111,888	1	908	—	909
Balance at June 30, 2023	42,979,541	$430	$370,036	$(273,314)	$97,152

Six Months Ended June 30, 2023
Balance at December 31, 2022	42,445,517	$424	$360,155	$(259,580)	$100,999
Net loss	—	—	—	(13,734)	(13,734)
Stock-based compensation	—	—	8,344	—	8,344
Issuance of restricted and performance stock units	296,378	4	(4)	—	—
Exercise of stock options and employee stock purchase plan	237,646	2	1,541	—	1,543
Balance at June 30, 2023	42,979,541	$430	$370,036	$(273,314)	$97,152

AXOGEN, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(8,556)	$(13,734)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,177	1,506
Amortization of right-of-use assets	642	642
Amortization of intangible assets	138	144
Amortization of debt discount and deferred financing fees	444	442
Provision for (recovery of) bad debt	528	(37)
Provision for inventory write-down	2,326	1,052
Change in fair value of derivatives	(529)	(247)
Investment (gains) loss	(33)	(578)
Share-based compensation	7,826	8,344
Change in operating assets and liabilities:
Accounts receivable	(533)	650
Inventory	(7,321)	(3,384)
Prepaid expenses and other	957	(639)
Accounts payable and accrued expenses	(6,577)	(529)
Operating lease obligations	(731)	(762)
Cash paid for interest portion of finance leases	(2)	(1)
Contract and other liabilities	143	—
Net cash used in operating activities	$(8,101)	$(7,131)

Cash flows from investing activities:
Purchase of property and equipment	(1,834)	(8,719)
Purchase of investments	(1,911)	(10,203)
Proceeds from sale of investments	—	32,974
Cash payments for intangible assets	(739)	(516)
Net cash (used in) provided by investing activities	$(4,484)	$13,536

Cash flows from financing activities:
Cash paid for debt portion of finance leases	(4)	(12)
Proceeds from exercise of stock options and ESPP stock purchases	752	1,543
Net cash provided by financing activities	$748	$1,531
Net (decrease) increase in cash, cash equivalents, and restricted cash	(11,837)	7,936
Cash, cash equivalents, and restricted cash, beginning of period	37,026	21,535
Cash, cash equivalents, and restricted cash, end of period	$25,189	$29,471